As filed with the Securities and Exchange Commission on August 3, 2009

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ARENA PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	23-2908305
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

6166 Nancy Ridge Drive

San Diego, California 92121

858.453.7200

(Address, Including Zip Code and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Steven W. Spector, Esq.

Senior Vice President, General Counsel and Secretary

6166 Nancy Ridge Drive

San Diego, California 92121

858.453.7200

(Name, Address, Including Zip Code and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Steven M. Przesmicki, Esq.

Cooley Godward Kronish LLP

4401 Eastgate Mall

San Diego, California 92121

858.550.6000

Approximate date of commencement of proposed sale to the public:  From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement of the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Class of Securities to be Registered	Number of Shares to be Registered	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $.0001 per share, issuable upon exercise of warrants, including related rights to purchase Series A Junior Participating Preferred Stock(1)	28,000,000	$4.92	$137,760,000	$7,687.01

(1)	Pursuant to Rule 416 under the Securities Act of 1933, the shares being registered hereunder include such indeterminate number of shares of common stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.
(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, based upon the average of the high and low prices for the common stock on July 29, 2009, as reported by the NASDAQ Global Market.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information contained in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, Dated August 3, 2009

PROSPECTUS

Arena Pharmaceuticals, Inc.

UP TO 28,000,000 SHARES OF

COMMON STOCK

This prospectus relates to the resale, from time to time, of up to 28,000,000 shares of our common stock by the selling stockholders named in this prospectus. See “Selling Stockholders” beginning on page 2. The shares to be offered hereby may be acquired by the selling stockholders by exercising warrants acquired on July 6, 2009 in a private placement. We will not receive any of the proceeds from the sale of these shares.

The selling stockholders may sell the shares of common stock described in this prospectus to or through underwriters or dealers, directly to purchasers or through agents designated from time to time. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus.

Our common stock is listed on the NASDAQ Global Market under the symbol “ARNA.” On July 31, 2009, the last reported sale price of our common stock on the NASDAQ Global Market was $5.10 per share.

Investing in our common stock involves a high degree of risk. See “Risk Factors” on page 1 of this prospectus and as updated in any future filings made with the Securities and Exchange Commission that are incorporated by reference in this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     ,

i

Prospectus Summary

The following summary highlights information contained elsewhere in this prospectus or incorporated by reference herein and may not contain all the information that may be important to you. You should read this entire prospectus carefully, including the risks of investing discussed under “Risk Factors” on this page, the financial statements and related notes, and the information to which we refer you and the information incorporated into this prospectus by reference, for a complete understanding of our business and this offering. Unless otherwise specified or required by context, references in this prospectus to “Arena Pharmaceuticals,” “Arena,” “we,” “us” and “our” refer to Arena Pharmaceuticals, Inc., and its wholly owned subsidiaries. References to “selling stockholders” or “Deerfield” in this prospectus refer to Deerfield Private Design Fund, L.P., Deerfield Private Design International, L.P., Deerfield Partners, L.P., Deerfield International Limited, Deerfield Special Situations Fund, L.P., and Deerfield Special Situations Fund International Limited, which may sell shares from time to time as described in this prospectus.

Arena Pharmaceuticals, Inc.

We are a clinical-stage biopharmaceutical company committed to discovering and developing innovative therapies offering significant medical advances and new options for patients. We are focused on discovering, developing and commercializing oral drugs in four major therapeutic areas: cardiovascular, central nervous system, inflammatory and metabolic diseases. Our most advanced drug candidate, lorcaserin hydrochloride, or lorcaserin, is being investigated in a Phase 3 clinical trial program for weight management. We have a broad pipeline of novel compounds targeting G protein-coupled receptors, or GPCRs, which are a validated class of drug targets that mediate the majority of cell-to-cell communication in humans. Our pipeline includes compounds being evaluated independently and with partners, including Merck & Co., Inc. and Ortho-McNeil-Janssen Pharmaceuticals, Inc.

We intend to commercialize our drug candidates with partners or independently. We have not received regulatory approval for marketing or selling any drugs. We have also not generated commercial revenues from selling any drugs other than in connection with manufacturing drugs for Siegfried Ltd.

The pharmaceutical marketplace in which we operate includes many large, well-established companies competing with us to develop or market treatments for the same diseases and disorders. See “Risk Factors” below.

Arena Pharmaceuticals®, Arena® and our corporate logo are registered service marks of Arena. CART™ and BRL Screening™ are unregistered service marks of Arena. “APD” is an abbreviation for Arena Pharmaceuticals Development.

We incorporated in the state of Delaware in April 1997. Our corporate offices are located at 6166 Nancy Ridge Drive, San Diego, California 92121. Our telephone number is 858.453.7200. Our website address is www.arenapharm.com. Information contained in our website does not constitute part of this prospectus.

Risk Factors

An investment in our common stock involves a high degree of risk. Before you make a decision to invest in our common stock, you should consider carefully the risks described in the section entitled “Risk Factors” contained in our quarterly report on Form 10-Q for the period ended March 31, 2009, as filed with the Securities and Exchange Commission, or SEC, on May 11, 2009, which is incorporated herein by reference in its entirety, as well as any amendment or update thereto reflected in our subsequent filings with the SEC. If any of these risks actually occur, our business, operating results, prospects or financial condition could be materially and adversely affected. This could cause the trading price of our common stock to decline and you may lose part or all of your investment. Moreover, the risks described are not the only ones that we face. Additional risks not presently known to us or that we currently deem immaterial may also affect our business, operating results, prospects or financial condition.

Forward-Looking Statements

This prospectus, including the documents that we incorporate by reference herein, contains forward-looking statements. These forward-looking statements can generally be identified as such because the context of the statement will include words such as “may,” “will,” “intends,” “plans,” “believes,” “anticipates,” “expects,” “estimates,” “predicts,” “potential,” “continue,” “likely,” “unlikely” or “opportunity,” the negative of these words or words of similar import. Similarly, statements that describe our future plans, strategies, intentions, expectations, objectives, goals or prospects are also forward-looking statements. Discussions containing these forward-looking statements may be found, among other places, in the “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections incorporated by reference from our most recent Annual Report on Form 10-K, as well as any updates or amendments thereto reflected in subsequent filings with the SEC. These forward-looking statements are based largely on our expectations and projections about future events and future trends affecting our business, and are subject to risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. The risks and uncertainties include, among others, those noted in “Risk Factors” above and those included in the documents that we incorporate by reference herein.

In addition, past financial and/or operating performance is not necessarily a reliable indicator of future performance and you should not use our historical performance to anticipate results or future period trends. We can give no assurances that any of the events anticipated by the forward-looking statements will occur or, if any of them do, what impact they will have on our results of operations and financial condition. Except as required by law, we undertake no obligation to publicly revise our forward-looking statements to reflect events or circumstances that arise after the date of this prospectus or documents incorporated by reference herein that include forward-looking statements.

Use of Proceeds

The proceeds from the sale of the common stock under this prospectus will belong to the selling stockholders. We will not receive any proceeds from this offering. While we will not receive any proceeds from this offering, if the warrants to purchase 28,000,000 shares of common stock were all exercised for cash, the selling stockholders would pay us an exercise price of $5.42 per share, or an aggregate exercise price of $151,760,000. If we do receive any proceeds from the exercise of the warrants, we will likely use such proceeds for working capital and general corporate purposes.

Selling Stockholders

On June 17, 2009, we entered into a Facility Agreement, or the Facility Agreement, with Deerfield, pursuant to which Deerfield agreed to provide us with a $100 million secured loan. The closing of the loan occurred on July 6, 2009, and on that date we paid Deerfield Management Company, L.P. a $2,250,000 transaction fee. The loan matures on June 17, 2013, and the outstanding principal accrues interest at a rate of 7.75% per annum, payable quarterly in arrears. The schedule of our required principal repayments is as follows: $10 million in July 2010, $20 million in July 2011, $30 million in July 2012 and the remainder at maturity. At any time we may, at our option, prepay any or all of the outstanding principal at par and apply such prepayment amount to the scheduled repayments in forward chronological order. We may be required to make the scheduled repayments earlier in connection with certain equity issuances. For example, we were required to make the first scheduled repayment of $10 million in connection with the closing of our July 2009 public offering. In addition, we are required to make mandatory prepayments of the loan upon certain changes of control and in the event we issue equity securities (other than certain exempted issuances) at a price of less than $2.00 per share. Deerfield may also elect to satisfy the exercise price of the warrants described below through a reduction in the principal outstanding under the loan.

On or before the second anniversary of the date of the Facility Agreement, Deerfield may elect to provide us with an additional loan in a principal amount of up to $20 million under the same terms as the $100 million loan, with the additional loan also maturing on June 17, 2013. Deerfield may make this election only once during such two-year period. As discussed below, we will be required to issue Deerfield additional warrants in connection with the closing, if ever, of such additional loan.

In connection with the terms of the Facility Agreement, on July 6, 2009, we issued to Deerfield warrants to purchase an aggregate of 28,000,000 shares of our common stock at an exercise price of $5.42 per share. For each additional $1 million that Deerfield elects to loan us under the Facility Agreement (up to an aggregate of $20 million as described above), we will issue Deerfield additional warrants, which we refer to as the additional warrants, for 280,000 shares of our common stock with an exercise price of $5.42 per share.

Pursuant to the registration rights agreement that we entered into in connection with the financing, we have filed a registration statement, of which this prospectus forms a part, to permit the selling stockholders to resell to the public the shares of our common stock they may acquire upon exercise of the warrants that we have already issued. All of the warrants, including, if issued, the additional warrants, will be exercisable until June 17, 2013. For additional information regarding the warrants, see the description of the warrants in the Form 8-K we filed with the SEC on June 23, 2009, and the form of warrant filed as an exhibit to the Form 8-K.

The selling stockholders may sell up to 28,000,000 shares of our common stock pursuant to this prospectus. The selling stockholders have not held any position or office, nor do they have any material relationship with us or our predecessors or affiliates within the past three years, except for the financing transactions described above and in our filings with the SEC.

The following table sets forth information regarding beneficial ownership of our common stock by the selling stockholders as of July 27, 2009. There were 92,624,580 shares of our common stock outstanding as of July 27, 2009. Unless otherwise indicated, beneficial ownership is determined in accordance with the rules of the SEC, and is based upon information provided by each respective selling stockholder identified below and other public documents filed with the SEC.

Name(1)	Shares of Common Stock Beneficially Owned Before Offering(2)		Number of Shares of Common Stock Offered Hereby	Shares of Common Stock Beneficially Owned Following the Offering(2)(3)(4)
				Number	% of Class
Deerfield Private Design Fund, L.P.	4,718,560	(5)(6)	4,718,560	—	0%
Deerfield Private Design International, L.P.	7,601,440	(5)(6)	7,601,440	—	0%
Deerfield Partners, L.P.	5,902,460	(6)(7)	5,544,000	358,460	*
Deerfield International Limited	9,037,040	(6)(8)	8,456,000	581,040	*
Deerfield Special Situations Fund, L.P.	602,486	(6)(9)	591,360	11,126	*
Deerfield Special Situations Fund International Limited	1,109,114	(6)(10)	1,088,640	20,474	*

*	Represents less than 1%.

(1)	James E. Flynn has the power to vote or dispose of the shares held by the selling stockholders.
(2)	The beneficial ownership information does not include the up to 5,600,000 shares of our common stock issuable upon exercise of the additional warrants, if any.
(3)

Except as described in note 2 above, for the purposes of calculating the percent of class beneficially owned by a holder, shares of common stock that may be issued to that holder within 60 days of July 27, 2009 are deemed to be outstanding.

(4)

We do not know when or in what amounts the selling stockholders may offer shares for sale. The selling stockholders may choose not to sell any of the shares offered by this prospectus. This table assumes the sale by the selling stockholders of all of the shares of common stock available for resale under this prospectus.

(5)	Represents shares of common stock issuable upon the exercise of warrants held by these selling stockholders.
(6)

The selling stockholders disclaim beneficial ownership of our common stock that exceeds 9.98% of our outstanding common stock. Under the terms of the warrants held by the selling stockholders, the number of shares of our common stock that may be acquired by the selling stockholders upon any exercise of the warrants is generally limited to the extent necessary to ensure that, following such exercise, the total number of shares of our common stock then beneficially owned by a selling stockholder, together with its affiliates and any other persons or entities whose beneficial ownership of our common stock would be aggregated with such selling stockholder for purposes of Section 13(d) of the Securities Exchange Act of 1934, or the Exchange Act, and the applicable regulations of the SEC, would not exceed 9.98% of the total number of shares of our common stock then issued and outstanding. The 9.98% limitation is disregarded for purposes of this table, and the numbers of shares of common stock beneficially owned do not reflect this limitation.

(7)	Includes 5,544,000 shares of common stock issuable upon exercise of warrants held by the selling stockholder and 358,460 shares of common stock owned by the selling stockholder.
(8)	Includes 8,456,000 shares of common stock issuable upon exercise of warrants held by the selling stockholder and 581,040 shares of common stock owned by the selling stockholder.
(9)	Includes 591,360 shares of common stock issuable upon exercise of warrants held by the selling stockholder and 11,126 shares of common stock owned by the selling stockholder.
(10)	Includes 1,088,640 shares of common stock issuable upon exercise of warrants held by the selling stockholder and 20,474 shares of common stock owned by the selling stockholder.

Plan of Distribution

The selling stockholders may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 under the Securities Act of 1933, or Securities Act, or pursuant to other available exemptions from the registration requirements of the Securities Act, if available, rather than under this prospectus.

The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, by amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

In connection with the sale of our common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling stockholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. Each of the selling stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents.

To the extent required, the shares of our common stock to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agent, dealer or underwriter, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the selling stockholders against certain liabilities, including liabilities under the Securities Act, the Exchange Act and state securities laws, relating to the registration of the shares offered by this prospectus.

We have agreed with the selling stockholders to keep the registration statement that includes this prospectus effective until the earlier of (1) such time as all of the shares covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement of which this prospectus is a part and (2) the date on which the shares cease to be registrable securities as such term is defined in the registration rights agreement that we entered into in connection with the financing.

The selling stockholders and any broker dealers that act in connection with the sale of the shares might be deemed to be “underwriters” as the term is defined in Section 2(11) of the Securities Act. Consequently, any commissions received by these broker dealers and any profit on the resale of the shares sold by them while acting as principals might be deemed to be underwriting discounts or commissions under the Securities Act. Because the selling stockholders may be deemed to be “underwriters” as defined in Section 2(11) of the Securities Act, the selling stockholders may be subject to the prospectus delivery requirements of the Securities Act.

Legal Matters

The validity of the securities being offered hereby will be passed upon by Cooley Godward Kronish LLP, San Diego, California.

Experts

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2008, and the effectiveness of our internal control over financial reporting as of December 31, 2008, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst  & Young LLP’s reports, given on their authority as experts in accounting and auditing.

Where You Can Find More Information

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file with the SEC at the SEC’s Public Reference Room at 100 F Street, NE, Washington, D.C. 20549. Please call the SEC at 1.800.SEC.0330 for more information on the Public Reference Room. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including Arena. The SEC’s Internet site can be found at http://www.sec.gov.

Important Incorporation of Certain Information by Reference

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. Information incorporated by reference is part of this prospectus. Later information we file with the SEC will update and supersede this information. The SEC’s Internet site can be found at http://www.sec.gov. We incorporate by reference the documents listed below and any future filings we will make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date of this prospectus until the termination of the offering of the shares covered by this prospectus (other than information furnished under Item 2.02 or Item 7.01 of Form 8-K):

•	our Annual Report on Form 10-K for the year ended December 31, 2008, as amended by a Form 10-K/A filed with the SEC on April 28, 2009;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2009;

•

our Current Reports on Form 8-K (other than information furnished rather than filed) filed with the SEC on January 29, 2009, February 18, 2009, February 26, 2009, March 23, 2009, March 30, 2009, April 14, 2009, April 23, 2009, June 8, 2009, June 23, 2009, July 1, 2009, July 6, 2009, July 8, 2009 and July 9, 2009;

•

the description of our Stockholders Rights Agreement contained in our registration statement on Form 8-A filed with the SEC on November 5, 2002, as amended on December 30, 2003 and November 16, 2006, including any amendments or reports filed for the purposes of updating this description;

•

the description of our common stock contained in our registration statement on Form 8-A filed with the SEC on July 26, 2000, including any amendments or reports filed for the purposes of updating this description; and

•

all filings we make with the SEC pursuant to the Exchange Act after the date of the initial registration statement, of which this prospectus is a part, and prior to the effectiveness of the registration statement.

You may request a copy of these filings, at no cost, by contacting us at:

Arena Pharmaceuticals, Inc.

Attention: Investor Relations

6166 Nancy Ridge Drive

San Diego, California 92121

Telephone number: 858.453.7200

This prospectus is part of a registration statement we filed with the SEC. That registration statement and the exhibits filed along with the registration statement contain more information about us and the shares in this offering. Because information about documents referred to in this prospectus is not always complete, you should read the full documents which are filed as exhibits to the registration statement. You may read and copy the full registration statement and its exhibits at the SEC’s public reference rooms or their website.

No one has been authorized to give any information or to make any representations other than contained or incorporated by reference in this prospectus, and if given or made, such information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstance, create any implication that there has not been any change in our affairs since the date hereof.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following sets forth the estimated costs and expenses, all of which shall be borne by the Registrant, in connection with the offering of the securities pursuant to this Registration Statement:

Registration Fee	$7,687.01
Legal Fees and Expenses	$10,000.00	*
Accounting Fees	$10,000.00	*
Printer Fees	$2,500.00	*
Total	$30,187.01	*

*	Estimated

Item 15.	Indemnification of Directors and Officers.

The Registrant’s Certificate of Incorporation and Bylaws provide for indemnification of the Registrant’s directors and officers to the fullest extent permitted by law. Insofar as indemnification for liabilities under the Securities Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the Registrant’s Certificate of Incorporation, Bylaws and the Delaware General Corporation Law (the “DGCL”), the Registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in such Act and is, therefore, unenforceable.

Section 102(b)(7) of the DGCL provides that a certificate of incorporation may include a provision which eliminates or limits the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, relating to prohibited dividends or distributions or the repurchase or redemption of stock or (iv) for any transaction from which the director derives an improper personal benefit. The Registrant’s Certificate of Incorporation includes such a provision. As a result of this provision, the Registrant and its stockholders may be unable to obtain monetary damages from a director for breach of his or her duty of care.

As permitted under the DGCL, the Registrant has entered into indemnification agreements with each of its directors and executive officers that require the Registrant to indemnify such persons against any and all expenses (including attorneys’, witness or other professional fees), and, unless in connection with a proceeding by or in the right of the Registrant, any and all judgments, fines and amounts paid in settlement, actually and reasonably incurred by such persons or on such persons’ behalf in connection with any proceeding, whether actual or threatened, to which any such person may be involved as a party or otherwise by reason of the fact that such person is or was a director or an executive officer of the Registrant or is or was serving at the request of the Registrant as a director, officer, employee, agent or fiduciary of another enterprise, provided such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Registrant and, with respect to any criminal proceeding, had no reasonable cause to believe such person’s conduct was unlawful. Under these agreements, the Registrant is not required to provide indemnification for certain matters, including:

•	indemnification beyond that permitted by applicable law;

•

except as provided in the indemnification agreements, an accounting of profits made from the purchase and sale (or sale and purchase) by such director or executive officer of securities of the Registrant within the meaning of Section 16(b) of the Exchange Act or similar provisions of state statutory law or common law;

•

except as provided in the indemnification agreements, any reimbursement of the Registrant by such director or executive officer of any bonus or other incentive-based or equity-based compensation or of any profits realized by such director or executive officer from the sale of securities of the Registrant, as required in each case under the Exchange Act; or

•

except as provided in the indemnification agreements, in connection with any proceeding initiated by such director or executive officer, unless (i) the Registrant’s Board of Directors authorized the proceeding prior to its initiation or (ii) the Registrant provides the indemnification, in its sole discretion, pursuant to the powers vested in the Registrant under applicable law.

The indemnification agreements also set forth certain procedures, presumptions and remedies that will apply in the event of a claim for indemnification thereunder.

Item 16.	Exhibits.

Exhibit Number	Description of Document
3.1	Fifth Amended and Restated Certificate of Incorporation of Arena (incorporated by reference to Exhibit 3.1 to Arena’s quarterly report on Form 10-Q for the quarter ended June 30, 2002, filed with the Securities and Exchange Commission on August 14, 2002, Commission File No. 000-31161)

3.2	Certificate of Amendment of the Fifth Amended and Restated Certificate of Incorporation of Arena (incorporated by reference to Exhibit 4.2 to Arena’s registration statement on Form S-8 filed with the Securities and Exchange Commission on June 28, 2006, Commission File No. 333-135398)

3.3	Certificate of Amendment No. 2 of the Fifth Amended and Restated Certificate of Incorporation of Arena, as amended (incorporated by reference to Exhibit 4.3 to Arena’s registration statement on Form S-8 filed with the Securities and Exchange Commission on June 30, 2009, Commission File No. 333-160329)

3.4	Amended and Restated Bylaws of Arena (incorporated by reference to Exhibit 3.1 to Arena’s current report on Form 8-K filed with the Securities and Exchange Commission on October 4, 2007, Commission File No. 000-31161)

3.5	Certificate of Designations of Series A Junior Participating Preferred Stock of Arena, dated November 4, 2002 (incorporated by reference to Exhibit 3.3 to Arena’s quarterly report on Form 10-Q for the quarter ended September 30, 2002, filed with the Securities and Exchange Commission on November 14, 2002, Commission File No. 000-31161)

4.1	Rights Agreement, dated October 30, 2002, between Arena and Computershare Trust Company, Inc. (incorporated by reference to Exhibit 4.1 to Arena’s current report on Form 8-K filed with the Securities and Exchange Commission on November 1, 2002, Commission File No. 000-31161)

4.2	Amendment No. 1, dated December 24, 2003, to Rights Agreement, dated October 30, 2002, between Arena and Computershare Trust Company, Inc. (incorporated by reference to Exhibit 4.1 to Arena’s report on Form 8-K filed with the Securities and Exchange Commission on December 30, 2003, Commission File No. 000-31161)

4.3	Amendment No. 2, dated November 16, 2006, to Rights Agreement, dated October 30, 2002, between Arena and Computershare Trust Company, Inc. (incorporated by reference to Exhibit 4.3 to Amendment No. 2 to Arena’s registration statement on Form 8-A filed with the Securities and Exchange Commission on November 16, 2006, Commission File No. 000-31161)

4.4	Form of common stock certificate (incorporated by reference to Exhibit 4.2 to Arena’s registration statement on Form S-1, as amended, filed with the Securities and Exchange Commission on July 19, 2000, Commission File No. 333-35944)

Exhibit Number	Description of Document
5.1	Opinion of Cooley Godward Kronish LLP

23.1	Consent of Cooley Godward Kronish LLP (included in Exhibit 5.1 to this filing)

23.2	Consent of Independent Registered Public Accounting Firm

24.1	Power of Attorney (included on the signature page hereto)

Item 17.	Undertakings.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of this offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant hereby undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)	That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC this form of indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against these liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of this issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on August 3, 2009.

ARENA PHARMACEUTICALS, INC.

By:	/s/ JACK LIEF
Jack Lief, President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jack Lief and Steven W. Spector, and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith (including any registration statement relating to this registration statement and filed pursuant to Rule 462(b) of the Securities Act of 1933, as amended), with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated opposite the name.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

	Signatures	Date

By:	/s/ JACK LIEF Jack Lief, Chairman, President and Chief Executive Officer (principal executive officer)	August 3, 2009

By:	/s/ ROBERT E. HOFFMAN Robert E. Hoffman, CPA, Vice President, Finance and Chief Financial Officer (principal financial and accounting officer)	August 3, 2009

By:	/s/ DOMINIC P. BEHAN Dominic P. Behan, Ph.D., Director	August 3, 2009

By:	/s/ DONALD D. BELCHER Donald D. Belcher, Director	August 3, 2009

	Signatures	Date

By:	/s/ SCOTT H. BICE Scott H. Bice, Director	August 3, 2009

By:	/s/ HARRY F. HIXSON, JR. Harry F. Hixson, Jr., Ph.D., Director	August 3, 2009

By:	/s/ J. CLAYBURN LA FORCE, JR. J. Clayburn La Force, Jr., Ph.D., Director	August 3, 2009

By:	/s/ TINA S. NOVA Tina S. Nova, Ph.D., Director	August 3, 2009

By:	/s/ PHILLIP M. SCHNEIDER Phillip M. Schneider, Director	August 3, 2009

By:	/s/ CHRISTINE A. WHITE Christine A. White, M.D., Director	August 3, 2009

By:	Randall E. Woods, Director

EXHIBIT INDEX

Exhibit Number	Description of Document
3.1	Fifth Amended and Restated Certificate of Incorporation of Arena (incorporated by reference to Exhibit 3.1 to Arena’s quarterly report on Form 10-Q for the quarter ended June 30, 2002, filed with the Securities and Exchange Commission on August 14, 2002, Commission File No. 000-31161)

3.2	Certificate of Amendment of the Fifth Amended and Restated Certificate of Incorporation of Arena (incorporated by reference to Exhibit 4.2 to Arena’s registration statement on Form S-8 filed with the Securities and Exchange Commission on June 28, 2006, Commission File No. 333-135398)

3.3	Certificate of Amendment No. 2 of the Fifth Amended and Restated Certificate of Incorporation of Arena, as amended (incorporated by reference to Exhibit 4.3 to Arena’s registration statement on Form S-8 filed with the Securities and Exchange Commission on June 30, 2009, Commission File No. 333-160329)

3.4	Amended and Restated Bylaws of Arena (incorporated by reference to Exhibit 3.1 to Arena’s current report on Form 8-K filed with the Securities and Exchange Commission on October 4, 2007, Commission File No. 000-31161)

3.5	Certificate of Designations of Series A Junior Participating Preferred Stock of Arena, dated November 4, 2002 (incorporated by reference to Exhibit 3.3 to Arena’s quarterly report on Form 10-Q for the quarter ended September 30, 2002, filed with the Securities and Exchange Commission on November 14, 2002, Commission File No. 000-31161)

4.1	Rights Agreement, dated October 30, 2002, between Arena and Computershare Trust Company, Inc. (incorporated by reference to Exhibit 4.1 to Arena’s current report on Form 8-K filed with the Securities and Exchange Commission on November 1, 2002, Commission File No. 000-31161)

4.2	Amendment No. 1, dated December 24, 2003, to Rights Agreement, dated October 30, 2002, between Arena and Computershare Trust Company, Inc. (incorporated by reference to Exhibit 4.1 to Arena’s report on Form 8-K filed with the Securities and Exchange Commission on December 30, 2003, Commission File No. 000-31161)

4.3	Amendment No. 2, dated November 16, 2006, to Rights Agreement, dated October 30, 2002, between Arena and Computershare Trust Company, Inc. (incorporated by reference to Exhibit 4.3 to Amendment No. 2 to Arena’s registration statement on Form 8-A filed with the Securities and Exchange Commission on November 16, 2006, Commission File No. 000-31161)

4.4	Form of common stock certificate (incorporated by reference to Exhibit 4.2 to Arena’s registration statement on Form S-1, as amended, filed with the Securities and Exchange Commission on July 19, 2000, Commission File No. 333-35944)

5.1	Opinion of Cooley Godward Kronish LLP

23.1	Consent of Cooley Godward Kronish LLP (included in Exhibit 5.1 to this filing)

23.2	Consent of Independent Registered Public Accounting Firm

24.1	Power of Attorney (included on the signature page hereto)